Exhibit 5.1


[Letterhead of KPMG LLP]


             KPMG LLP

             Suite 3300 Commerce Court West            Telephone (416) 777-8500
             PO Box 31 Stn Commerce Court              Telefax (416) 777-8818
             Toronto ON M5L 1B2                        www.kpmg.ca






                              ACCOUNTANTS' CONSENT


The Board of Directors of Four Seasons Hotels Inc.

We consent to the use of our audit report, dated February 25, 2004, on the consolidated balance sheets of Four Seasons Hotels Inc. as at December 31, 2003 and 2002 and the consolidated statements of operations, retained earnings, cash provided by operations and cash flows for each of the years in the two-year period ended December 31, 2003, which is incorporated by reference in the Registration Statement on Form F-10 of the Company dated as of March 16, 2004 and Amendment No. 1 thereto dated April 8, 2004 (collectively, the "Registration Statement"), to the inclusion of our Comments for U.S. Readers on Canada-U.S. Reporting Difference in the Registration Statement and to the reference to our firm under the heading "Experts" in the Registration Statement.




/s/ KPMG LLP
Chartered Accountants

Toronto, Canada
April 8, 2004








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